Exhibit 99.1

Elder-Beerman Reports August Sales

    DAYTON, Ohio--(BUSINESS WIRE)--Sept. 4, 2003--Comparable store sales for The Elder-Beerman Stores Corp. (Nasdaq:EBSC) decreased 9.5 percent for the four weeks ended August 30, 2003 compared to the four weeks ended August 31, 2002. Total store sales decreased by 9.9 percent to $41.4 million versus the same period last year. The best performing businesses in August were ladies' better sportswear and cosmetics.
    For the year to date, comparable store sales decreased by 4.1 percent for the 30 week period ended August 30, 2003. Total store sales decreased 4.9 percent to $305.0 million versus the same period last year.
    The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 68 stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. For more information about the company see Elder-Beerman's web site at www.elder-beerman.com.




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(dollars in millions)                         AUGUST SALES(a)
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                                                    Total   Comparable
                                                    Sales      Sales
             (unaudited)               2003   2002 Change(b) Change(b)
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   The Elder-Beerman Stores Corp.     $41.4  $45.9    (9.9%)    (9.5%)
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(dollars in millions)                       YEAR TO DATE SALES(a)
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                                                    Total   Comparable
                                                    Sales      Sales
            (unaudited)              2003    2002  Change(b) Change(b)
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  The Elder-Beerman Stores Corp.    $305.0  $320.7    (4.9%)    (4.1%)
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    (a) All sales figures exclude leased department sales.
    (b) Percentages may not correspond to the actual sales figures due to rounding of sales figures.

    CONTACT: The Elder-Beerman Stores Corp.
             Edward Tomechko, 937/296-2683
             Gloria Siegler, 937/296-7339